Exhibit 10.1

FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (the “Amendment”) is entered into by and between HEALTHSTREAM, INC., a Tennessee corporation (the “Borrower”), and TRUIST BANK, a North Carolina banking corporation, in its capacity as Administrative Agent, as the Issuing Bank, as the Swingline Lender, and as a Lender (the “Administrative Agent”), dated this 13th day of March, 2026.

RECITALS:

A.    Borrower, and Truist Bank in its capacities as the Administrative Agent, the Issuing Bank, the Swingline Lender, and as a Lender, previously entered into that certain Amended and Restated Revolving Credit Agreement dated October 6, 2023 (the “Credit Agreement”). Capitalized terms used in this Amendment but not otherwise defined in this Amendment shall have the meanings set forth in the Credit Agreement.

B.    Borrower has requested that Administrative Agent modify certain terms pertaining to the indebtedness underlying the Credit Agreement.

C.    The Administrative Agent is willing to enter into the requested modifications, on the terms set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Borrower and the Administrative Agent agree as follows:

1.    Section 7.5 of the Credit Agreement is hereby amended and restated to provide as follows:

Section 7.5. Restricted Payments. The Borrower will not, and will not permit any of its Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:

(a)    dividends payable by the Borrower solely in interests of any class of its common equity;

(b)    Restricted Payments made by any Subsidiary to the Borrower or to another Subsidiary, on at least a pro rata basis with any other shareholders if such Subsidiary is not wholly owned by the Borrower and other wholly owned Subsidiaries of the Borrower;

(c)    Restricted Payments, which, after giving effect thereto, do not increase the Borrower’s pro forma Leverage Ratio above 1.50:1.00, provided no Default or Event of Default shall have occurred and be continuing at the time such Restricted Payment is paid or would occur as a result of such payment;

(d)    any stock repurchases made by Borrower pursuant to the share repurchase program of Borrower disclosed on September 13, 2023, authorizing the repurchase of up to $10,000,000.00 of Borrower’s common stock (as such program may be amended or extended from time to time), but only to the extent that stock repurchases under such program do not exceed $10,000,000.00;

(e) Restricted Payments disclosed on Schedule II hereto; and

(f) other Restricted Payments in an aggregate amount not exceeding $50,000,000.00, provided no Default or Event of Default shall have occurred and be continuing at the time such Restricted Payment is paid or would occur as the result of such payment;

2.    A new Schedule II is hereby added to the Credit Agreement, as set forth in the exhibit attached hereto.

3.    The Credit Agreement is not amended in any other respect.

4.    Nothing contained herein shall be construed as a waiver or release of any term or obligation of Borrower or any other party under the Credit Agreement.

5.    This Amendment is intended to be performed in accordance with and to the extent permitted by all applicable laws, ordinances, rules and regulations. If any provision of this Amendment, or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Amendment and the application of such provision to other persons or circumstances, shall not be affected thereby but rather shall be enforced to the fullest extent permitted by law. This Amendment may be executed in more than one counterpart, all of which, taken together, shall constitute one and the same instrument. The executed Amendment may be sent via e-mail, via PDF or via facsimile. Facsimile or electronic signatures shall be deemed valid and binding to the same extent as an original signature.

6.    The Borrower reaffirms all of its obligations under the Credit Agreement, as amended hereby, and under all of the other Loan Documents. The Borrower agrees that its obligations thereunder are its true and lawful obligations, enforceable in accordance with their terms, subject to no defense, counterclaim, or objection.

[Remainder of page left blank. Signature pages follow.]

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

ENTERED INTO as of the date first above written.

                                                                                                                                                                                                                                       HEALTHSTREAM, INC., a Tennessee corporation

                                                                                                                                                                                                                                                                   By:         /s/ Scott A. Roberts

                                                                                                                                                                                                                                                                   Name:       Scott A. Roberts

                                                                                                                                                                                                                                                                   Title:      Chief Financial Officer

                                                                                                                                                                                                                                                                                  and Senior Vice President

STATE OF TENNESSEE                  )

                                                           )

COUNTY OF RUTHERFORD         )

Before me, Mariah Ferguson, a Notary Public of said County and State, personally appeared SCOTT A. ROBERTS, with whom I am personally acquainted (or proved to me on the basis of satisfactory evidence), and who, upon oath, acknowledged himself to be Chief Financial Officer and Senior Vice President (or other officer authorized to execute the instrument) of HEALTHSTREAM, INC., a Tennessee corporation, the within named bargainor, a corporation, and that he as such Chief Financial Officer and Senior Vice President executed the foregoing instrument for the purposes therein contained, by signing the name of the corporation by himself as Chief Financial Officer and Senior Vice President.

Witness my hand and official seal, at Office in Murfreesboro, Tennessee, this 13th         day of March, 2026.

                                                                                                                                                                                                                                                                                                                                                             /s/ Mariah Ferguson

                                                                                                                                                                                                                                                                                                                                                                              Notary Public

My Commission expires:         March 18, 2028

[SIGNATURE PAGE TO FIRST AMENDMENT TO AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT]

                                                                                                         TRUIST BANK, successor by merger to SunTrust Bank, as the Administrative Agent, as the Issuing Bank, Swingline Lender, and as a Lender

                                                                                                                                                                                                                                                                                       By: /s/ Tim Conway

                                                                                                                                                                                                                                                                                       Name: Tim Conway

                                                                                                                                                                                                                                                                                       Title: Vice President

SCHEDULE II

Existing Restricted Payments

PAYEE	DATE	AMOUNT	DESCRIPTION
Common stock cash dividend	Dec-23	$757,350	Quarterly cash dividend
Common stock cash dividend	Mar-24	$848,832	Quarterly cash dividend
Common stock cash dividend	May-24	$851,141	Quarterly cash dividend
Common stock cash dividend	Aug-24	$851,427	Quarterly cash dividend
Common stock cash dividend	Nov-24	$851,928	Quarterly cash dividend
Common stock cash dividend	Mar-25	$944,078	Quarterly cash dividend
Common stock cash dividend	May-25	$946,283	Quarterly cash dividend
Share repurchases	May-25	$11,094,372	Publicly announced share repurchase program
Share repurchases	Jun-25	$7,013,708	Publicly announced share repurchase program
Share repurchases	Jul-25	$6,891,813	Publicly announced share repurchase program
Common stock cash dividend	Aug-25	$918,877	Quarterly cash dividend
Common stock cash dividend	Nov-25	$919,712	Quarterly cash dividend
Share repurchases	Nov-25	$2,499,964	Publicly announced share repurchase program
Share repurchases	Dec-25	$2,499,961	Publicly announced share repurchase program
Share repurchases	Jan-26	$4,999,897	Publicly announced share repurchase program